Exhibit 10.1

THE LOVESAC COMPANY
ANNUAL INCENTIVE COMPENSATION PLAN
I.    General Purpose of Plan
The Lovesac Company (the “Company”) Annual Incentive Compensation Plan is designed to assist the Company and any subsidiaries in attracting, retaining and providing incentives to Eligible Associates, and to promote the identification of their interests with those of the Company’s shareholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals.

II.    Definitions
Terms not otherwise defined herein shall have the following meanings:
A.    “Award Period” means each fiscal year of the Company, except to the extent the Committee determines otherwise.
B.    “Base Salary” means as to any Award Period, the Participant’s annualized salary on the last day of the Award Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.
C.“Board” means the Board of Directors of the Company.
D.“Code” means the Internal Revenue Code of 1986, as amended.
E.    “Committee” means the Compensation Committee of the Board. If at any time no Committee shall be in office, the functions of the Committee specified in the Plan shall be exercised by the Board or by a committee of Board members.
F.    “Company” means The Lovesac Company, a Delaware corporation, and its successors and assigns and any corporation which shall acquire all or substantially all of its assets.
G.    “Eligible Associates” means an employee described in Section IV hereof.
H.    “Incentive Award” means an award payable to a Participant for an Award Period.
I.    “Participant” means any Eligible Associate who has been selected to participate in the Plan for an Award Period.
    J.     “Performance Goals” means the goal(s) determined by the Committee, in its sole discretion, to be applicable to a Participant eligible for an Incentive Award during an Award Period, and which, for any Award Period, may be selected from, but not limited to, (a) earnings per share, (b) operating income, (c) individual performance goals or metrics, or (d) such other performance goals as may be established by the Committee, which may be based on return on average equity, return on average assets, earnings, earnings growth, earnings before interest, taxes, depreciation and amortization (EBITDA), operating margins, revenues, expenses, stock price, market share, charge-offs, reductions in non-performing assets, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, net cash provided from continuing operations, stock price appreciation, total shareholder return, cost control, strategic initiatives (such as ESG or diversity goals), market share, pre-tax or after-tax income, or any other objective goals established by the Committee, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Performance Goals may relate to the Company, one or more of its divisions or units or any combination of the foregoing, as applicable, all as the Committee shall determine. The Committee may adjust, modify or amend the above business criteria, either in establishing any Performance Goal or in determining the extent to which any Performance Goal

Exhibit 10.1

has been achieved. Without limiting the generality of the foregoing, the Committee shall have the authority, at the time it establishes the Performance Goals for the applicable performance period, to make equitable adjustments in the business criteria in recognition of unusual or non-recurring events affecting the Company or its operating units, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, or as the Committee determines to be appropriate to reflect a true measurement of the profitability of the Company or its operating units, as applicable and to otherwise satisfy the objectives of this Plan.

K.     “Plan” means the Company’s Annual Incentive Compensation Plan as set forth herein and as hereafter amended from time to time.
III.    Administration
The Plan shall be administered by the Committee. The Committee shall have complete authority, in its discretion, to determine the terms of all Incentive Awards (consistent with the terms of any individual agreements), including, without limitation, the Eligible Associates to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made (which payments shall, without limitation, be made within 120 days after the end of an Award Period, subject to an election of deferral pursuant to Section V(G)). In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Company and its subsidiaries, as applicable, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be final, conclusive and binding on all persons, including Eligible Associates and the Company.

IV.    Eligibility
Incentive Awards for any Award Period may be granted only to those associates of the Company or a subsidiary, as applicable, selected by the Committee in its sole discretion.

V.    Incentive Awards; Terms of Awards; Payment
A.    The Committee shall, in its sole discretion, determine which Eligible Associates shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee may by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be established by the Committee in its sole discretion.
B.    As soon as practicable after the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall certify in writing the extent to which the Performance Goals established by the Committee for the Award Period have been achieved, and shall determine the amount of, and authorize the payment of, Incentive Award payments to Participants in accordance with the terms of the Incentive Awards. In no event shall the amount paid to a Participant in accordance with the terms of an Incentive Award, by reason of Performance Goal achievement, exceed, for any Award Period, the lesser of (i) $2,500,000 or (ii) 200% of the Participant’s Base Salary for such Award Period. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Company or a subsidiary as of the last day of the Award Period.

Exhibit 10.1

C.    The Committee may at any time, in its sole discretion, cancel an Incentive Award or increase, eliminate or reduce the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant.
D.    Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Company’s payroll practices as from time to time in effect.
E.    The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate.
F.    All obligations of the Company under the Plan, with respect to Incentive Awards granted hereunder, shall be binding on any successor to the Company; and in the event of any acquisition, consolidation, merger or similar event involving all or substantially all of the business or assets of the Company, a pro rata portion of Incentive Awards shall be paid to Participants based on the attainment of the applicable Performance Goals for such Incentive Awards for the portion of the applicable Award Period that has elapsed prior to such acquisition, consolidation, merger or similar event.
G.    Incentive Awards shall be paid in cash; provided that the Committee, in its sole discretion, may permit a Participant to receive an Incentive Award in a form other than cash, or to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
VI.    Transferability
Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

VII.    Termination or Amendment
The Committee or the Board may amend, modify or terminate the Plan in any respect at any time without the consent of Participants, provided that except as provided in Section V(C), no amendment or termination of the Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period, and provided further that without the approval of the Company’s stockholders, no amendment or termination of the Plan may (a) increase the maximum amount of Incentive Award that may be paid or otherwise materially increase the benefits accruing to any Eligible Associate under the Plan, (b) materially modify the eligibility requirements for participation in the plan or (c) change the material terms of the stated Performance Goals.

VIII.    Effective Date; Term of the Plan

The Plan shall be effective as of September 1, 2021 and shall remain in existence until it is terminated pursuant to Section VII. No Incentive Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

IX.    General Provisions
A.    The establishment of the Plan shall not confer upon any Eligible Associate any legal or equitable right against the Company or any subsidiary, as applicable, except as expressly provided in the Plan.
B.    The Plan does not constitute an inducement or consideration for the employment of any Eligible Associate, nor is it a contract between the Company, or any subsidiary, as applicable, and any Eligible Associate. Nothing in the Plan nor the grant of an Incentive Award hereunder shall confer upon

Exhibit 10.1

any Eligible Associate the right to continue in the employment of the Company or affect any right that the Company may have to terminate the employment of (or to demote or to exclude from future Incentive Awards under the Plan) any such Eligible Associate at any time for any reason. No Eligible Associate shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Associate under the Plan.
C.    Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.
D.    The Plan is intended to constitute an “unfunded” plan for incentive compensation, and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
F.    The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

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